PRESS RELEASE

INVESTOR CONTACT: Greg Klaben Vice President of Investor Relations (831) 458-7533	MEDIA CONTACT: Genevieve Haldeman Vice President of Global Communications (831) 458-7343

Plantronics Announces First Quarter Fiscal Year 2014 Results
Revenue and Earnings per Share Meet Guidance; Unified Communications Net Revenues Grow
51% Year-over-Year

SANTA CRUZ, CA - August 6, 2013 - Plantronics, Inc. (NYSE: PLT) today announced first quarter fiscal year 2014 results. Highlights of the quarter include the following (comparisons are against the first quarter of fiscal year 2013):

•	Net revenues were $202.8 million, an increase of 12% compared with $181.4 million.

•	GAAP gross margin was 52.1% compared with 53.9%; non-GAAP gross margin was 52.6% compared with 54.3%.

•	GAAP operating income was $35.9 million compared with $32.1 million; non-GAAP operating income was $42.4 million compared with $36.9 million.

•	GAAP diluted earnings per share (“EPS”) was $0.62, an increase of $0.07, or 13%, compared with $0.55, and within our guidance of $0.56 to $0.62.

•	Non-GAAP diluted EPS was $0.70, an increase of $0.07, or 11% compared with $0.63, and within our guidance of $0.68 to $0.74.

Q1 GAAP Results

	Q1 2014		Q1 2013		Change (%)
Net revenues	$202.8	million	$181.4	million	11.8%
Operating income	$35.9	million	$32.1	million	11.8%
Operating margin	17.7%		17.7%
Diluted EPS	$0.62		$0.55		12.7%

Q1 Non-GAAP Results

	Q1 2014		Q1 2013		Change (%)
Operating income	$42.4	million	$36.9	million	14.9%
Operating margin	20.9%		20.3%
Diluted EPS	$0.70		$0.63		11.1%

A reconciliation between our GAAP and non-GAAP results is provided in the tables at the end of this press release.

“We achieved record Office & Contact Center (“OCC”) revenues on strong Unified Communications (“UC”) revenue growth,” said Ken Kannappan, President & CEO (currently on a temporary medical leave). “Strength in the U.S. was the principal driver of our top line growth.”

“We generated approximately $34 million in cash flow from operations in the first quarter of fiscal year 2014, and grew our cash, cash equivalents and short and long term investments position to approximately $444 million” said Pam Strayer, Acting Chief Executive Officer, Senior Vice President and Chief Financial Officer.

OCC net revenues increased 13% to $151.2 million compared with $134.0 million in the first quarter of fiscal year 2013 driven by the strength of our UC revenues, a subset of OCC. Net revenues from UC products grew by 51% to $42.1 million in the first quarter of fiscal year 2014 compared with $27.8 million in the first quarter of fiscal year 2013.

Mobile net revenues were $41.6 million in the first quarter of fiscal year 2014, an increase of 15% compared with $36.2 million in the first quarter of fiscal year 2013, with growth in all geographies.

Dividend Announcement

We also announced that our Board of Directors declared a quarterly dividend of $0.10 per share. The dividend will be payable on September 10, 2013 to stockholders of record at the close of business on August 20, 2013.

Business Outlook

The following statements are based on our current expectations and many of these statements are forward-looking. Actual results are subject to a variety of risks and uncertainties and may differ materially from our expectations.

We have a “book and ship” business model whereby we fulfill the majority of orders received within 48 hours of receipt of those orders. However, our backlog is occasionally subject to cancellation or rescheduling by our customers on short notice with little or no penalty. Therefore, there is a lack of meaningful correlation between backlog at the end of a fiscal period and net revenues in a succeeding fiscal period.

Our business is inherently difficult to forecast, particularly with continuing uncertainty in regional economic conditions, and there can be no assurance that expectations of incoming orders over the balance of the current quarter will materialize.
Subject to the foregoing, we currently expect the following range of financial results for the second quarter of fiscal year 2014:

•	Net revenues of $192 million to $200 million;

•	GAAP operating income of $29 million to $33 million;

•
Non-GAAP operating income of $36 million to $40 million, excluding the impact of $7 million from stock-based compensation, accelerated depreciation, and early lease exit termination charges from GAAP operating income;

•	Assuming approximately 44 million diluted average weighted shares outstanding:

•	GAAP diluted EPS of $0.51 to $0.57;

•	Non-GAAP diluted EPS of $0.62 to $0.68; and

•	Cost of stock-based compensation, accelerated depreciation and early lease exit termination charges to be approximately $0.11 per diluted share.

“Mr. Kannappan's doctors have affirmed that his treatments and recovery are going well, and he continues to be actively involved in the management of Plantronics as he is able to do so.  We hope to have more information once the results of diagnostic tests become available by the end of September,” said Strayer.

Please see our new Investor Relations Presentation available on our corporate website at www.plantronics.com/ir.

Conference Call Scheduled to Discuss Financial Results

We have scheduled a conference call to discuss first quarter fiscal year 2014 results. The conference call will take place today, August 6, 2013, at 2:00 PM (Pacific Time). All interested investors and potential investors in our stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the “Plantronics Conference Call.”  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID # 86902672 will be available until September 6, 2013 at (855) 859-2056 or (800) 585-8367 for callers from North America and at (404) 537-3406 for all other callers. The conference call will also be simultaneously webcast in the Investor Relations section of our corporate website at www.plantronics.com/ir, and the webcast of the conference call will remain available on our website for one month.

Use of Non-GAAP Financial Information

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of operating results, which are adjusted to exclude certain non-cash expenses ans charges from non-GAAP operating income, non-GAAP operating margin, and non-GAAP diluted EPS, including stock-based compensation related to stock options, restricted stock, and employee stick purchases made under our employee stock purchase plan, purchase accounting amortization, accelerated depreciation, and early lease termination charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing adjustments, and the impact of the retroactive reinstatement of the U.S. federal R&D tax credit. We exclude these expenses from our non-GAAP measures primarily because Plantronics' management does not believe they are a part of out target operating model. We believe that the use of non-GAAP financial measures provides meaningful supplemental information regarding our performance goals and liquidity and helps investors compare actual results with out long-term target operating model goals. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods; however, non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to, gross margin, operating income, operating margin, net income, or EPS prepared in accordance with GAAP.

Safe Harbor

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements relating to (i) our estimates of GAAP and non-GAAP financial results for the second quarter of fiscal year 2014, including net revenues, operating income and diluted EPS; (ii) our estimates of stock-based compensation, accelerated depreciation, restructuring and other related charges, and tax benefits from the expiration of certain statutes of limitation, as well as the impact of these non-cash expenses on Non-GAAP operating income and diluted EPS; and (iii) our estimate of weighted average shares outstanding for the second quarter of fiscal year 2014, in addition to other matters discussed in this press release that are not purely historical data. We do not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those contemplated by such statements. Among the factors that could cause actual results to differ materially from those contemplated are:

•	Micro and macro economic conditions in our domestic and international markets;

•
our ability to realize our UC plans and to achieve the financial results projected to arise from UC adoption could be adversely affected by a variety of factors including the following: (i) as UC becomes more widely adopted, the risk that competitors will offer solutions that will effectively commoditize our headsets which, in turn, will reduce the sales prices for our headsets; (ii) our plans are dependent upon adoption of our UC solution by major platform providers and strategic partners such as Microsoft Corporation, Cisco Systems, Inc., Avaya, Inc., Alcatel-Lucent, and IBM, and we have a limited ability to influence such providers with respect to the functionality of their platforms or their product offerings, their rate of deployment, and their willingness to integrate their platforms and product offerings with our solutions, and our support expenditures may substantially increase over time due to the complex nature of the platforms and product offerings developed by the major UC providers as these platforms and product offerings continue to evolve and become more commonly adopted; (iii) the development of UC solutions is technically complex and this may delay or limit our ability to introduce solutions to the market on a timely basis and that are cost effective, feature rich, stable and attractive to our customers on a timely basis; (iv) our development of UC solutions is dependent on our ability to implement and execute new and different processes in connection with the design, development and manufacturing of complex electronic systems comprised of hardware, firmware and software that must work in a wide variety of environments and multiple variations, which may in some instances increase the risk of development delays or errors and require the hiring of new personnel and/or fourth party contractors which increases our costs; (v) because UC offerings involve complex integration of hardware and software with UC infrastructure, our sales model and expertise will need to continue to evolve; (vi) as UC becomes more widely adopted we anticipate that competition for market share will increase, and some competitors may have superior technical and economic resources; (vii) UC solutions may not be adopted with the breadth and speed in the marketplace that we currently anticipate; and, (viii) UC may evolve rapidly and unpredictably and our inability to timely and cost-effectively adapt to those changes and future requirements may impact our profitability in this market and our overall margins;

•
failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts and materials to meet demand without having excess inventory or incurring cancellation charges;

•	volatility in prices from our suppliers, including our manufacturers located in China, have in the past and could in the future negatively affect our profitability and/or market share;

•	fluctuations in foreign exchange rates;

•	with respect to our stock repurchase program, prevailing stock market conditions generally, and the price of our stock specifically;

•	the bankruptcy or financial weakness of distributors or key customers, or the bankruptcy of or reduction in capacity of our key suppliers;

•
additional risk factors including: interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, the inherent risks of our substantial foreign operations, and problems that might affect our manufacturing facility in Mexico; and

•	seasonality in one or more of our business segments.

For more information concerning these and other possible risks, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission on May 24, 2013 and other filings with the Securities and Exchange Commission, as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html.

Financial Summaries

The following related charts are provided:

•	Summary Unaudited Condensed Consolidated Financial Statements

•	Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures

•	Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and Other Unaudited GAAP Data

About Plantronics

Plantronics is a global leader in audio communications for businesses and consumers. We have pioneered new trends in audio technology for over 50 years, creating innovative products that allow people to simply communicate. From Unified Communication solutions to Bluetooth headsets, we deliver uncompromising quality, an ideal experience, and extraordinary service. Plantronics is used by every company in the Fortune 100, as well as 911 dispatch, air traffic control and the New York Stock Exchange. For more information, please visit www.plantronics.com or call (800) 544-4660.

Plantronics and the logo design are trademarks or registered trademarks of Plantronics, Inc. The Bluetooth name and the Bluetooth trademarks are owned by Bluetooth SIG, Inc. and are used by Plantronics, Inc. under license. All other trademarks are the property of their respective owners.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended
	June 30,
	2013	2012
Net revenues	$202,818	$181,365
Cost of revenues	97,186	83,669
Gross profit	105,632	97,696
Gross profit %	52.1%	53.9%

Research, development and engineering	20,863	19,696
Selling, general and administrative	48,097	45,904
Restructuring and other related charges	723	—
Total operating expenses	69,683	65,600
Operating income	35,949	32,096
Operating income %	17.7%	17.7%

Interest and other income (expense), net	(486)	12
Income before income taxes	35,463	32,108
Income tax expense	8,510	8,545
Net income	$26,953	$23,563

% of net revenues	13.3%	13.0%

Earnings per common share:
Basic	$0.63	$0.57
Diluted	$0.62	$0.55

Shares used in computing earnings per common share:
Basic	42,692	41,660
Diluted	43,650	42,570

Effective tax rate	24.0%	26.6%

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
($ in thousands)

UNAUDITED CONSOLIDATED BALANCE SHEETS
	June 30,	March 31,
	2013	2013
ASSETS
Cash and cash equivalents	$256,343	$228,776
Short-term investments	101,610	116,581
Total cash, cash equivalents and short-term investments	357,953	345,357
Accounts receivable, net	120,903	128,209
Inventory, net	65,314	67,435
Deferred tax asset	10,193	10,120
Other current assets	13,909	15,369
Total current assets	568,272	566,490
Long-term investments	85,904	80,261
Property, plant and equipment, net	107,814	99,111
Goodwill and purchased intangibles, net	16,349	16,440
Other assets	2,181	2,303
Total assets	$780,520	$764,605
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$32,727	$37,067
Accrued liabilities	57,394	66,419
Total current liabilities	90,121	103,486
Deferred tax liability	3,861	1,742
Long-term income taxes payable	12,145	12,005
Other long-term liabilities	824	925
Total liabilities	106,951	118,158
Stockholders' equity	673,569	646,447
Total liabilities and stockholders' equity	$780,520	$764,605

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA

	Three Months Ended
	June 30,
	2013	2012
GAAP Gross profit	$105,632	$97,696
Stock-based compensation expense	535	596
Accelerated depreciation	220	124
Lease termination charges	262	—
Non-GAAP Gross profit	$106,649	$98,416
Non-GAAP Gross profit %	52.6%	54.3%

GAAP Research, development and engineering	$20,863	$19,696
Stock-based compensation expense	(1,368)	(1,124)
Accelerated depreciation	(151)	(57)
Purchase accounting amortization	(50)	—
Non-GAAP Research, development and engineering	$19,294	$18,515

GAAP Selling, general and administrative	$48,097	$45,904
Stock-based compensation expense	(3,084)	(2,900)
Purchase accounting amortization	(71)	—
Non-GAAP Selling, general and administrative	$44,942	$43,004

GAAP Operating expenses	$69,683	$65,600
Stock-based compensation expense	(4,452)	(4,024)
Accelerated depreciation	(151)	(57)
Purchase accounting amortization	(121)	—
Restructuring and other related charges	(723)	—
Non-GAAP Operating expenses	$64,236	$61,519

PLANTRONICS, INC.
UNAUDITED RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
($ in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS DATA (CONTINUED)

	Three Months Ended
	June 30,
	2013		2012
GAAP Operating income	$35,949		$32,096
Stock-based compensation expense	4,987		4,620
Accelerated depreciation	371		181
Lease termination charges	262		—
Purchase accounting amortization	121		—
Restructuring and other related charges	723		—
Non-GAAP Operating income	$42,413		$36,897

GAAP Net income	$26,953		$23,563
Stock-based compensation expense	4,987		4,620
Accelerated depreciation	371		181
Lease termination charges	262		—
Purchase accounting amortization	121		—
Restructuring and other related charges	723		—
Income tax effect	(2,824)	(1)	(1,421)	(2)
Non-GAAP Net income	$30,593		$26,943

GAAP Diluted earnings per common share	$0.62		$0.55
Stock-based compensation expense	0.11		0.11
Accelerated depreciation	0.01		—
Lease termination charges	0.01		—
Restructuring and other related charges	0.02		—
Income tax effect	(0.07)		(0.03)
Non-GAAP Diluted earnings per common share	$0.70		$0.63

Shares used in diluted earnings per common share calculation	43,650		42,570

(1)
Excluded amount represents tax benefit from stock-based compensation, accelerated depreciation, lease termination charges, purchase accounting amortization, restructuring and other related charges, and tax benefits from the release of tax reserves and transfer pricing adjustments.

(2)	Excluded amount represents tax benefit from stock-based compensation and accelerated depreciation.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-recurring and non-cash expenses and charges, such as stock-based compensation related to stock options, restricted stock and employee stock purchases, accelerated depreciation, lease termination charges, purchase accounting amortization, restructuring and other related charges, all net of the associated tax impact, tax benefits from the release of tax reserves, transfer pricing adjustments, and the impact of the retroactive reinstatement of the U.S. federal R&D tax credit. Plantronics does not believe these expenses and charges are reflective of ongoing operating results and are not part of our target operating model. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by Plantronics may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data
($ in thousands, except per share data)
	Q113	Q213	Q313	Q413	Q114
GAAP Gross profit	$97,696	$97,228	$102,164	$106,093	$105,632
Stock-based compensation expense	596	526	507	391	535
Accelerated depreciation	124	318	318	252	220
Lease termination charges	—	—	—	—	262
Non-GAAP Gross profit	$98,416	$98,072	$102,989	$106,736	$106,649
Non-GAAP Gross profit %	54.3%	54.7%	52.2%	52.3%	52.6%

GAAP Operating expenses	$65,600	$62,711	$67,558	$69,215	$69,683
Stock-based compensation expense	(4,024)	(4,336)	(4,185)	(3,785)	(4,452)
Accelerated depreciation	(57)	(226)	(223)	(176)	(151)
Purchase accounting amortization	—	—	—	—	(121)
Restructuring and other related charges	—	—	(1,868)	(398)	(723)
Non-GAAP Operating expenses	$61,519	$58,149	$61,282	$64,856	$64,236

GAAP Operating income	$32,096	$34,517	$34,606	$36,878	$35,949
Stock-based compensation expense	4,620	4,862	4,692	4,176	4,987
Accelerated depreciation	181	544	541	428	371
Lease termination charges	—	—	—	—	262
Purchase accounting amortization	—	—	—	—	121
Restructuring and other related charges	—	—	1,868	398	723
Non-GAAP Operating income	$36,897	$39,923	$41,707	$41,880	$42,413
Non-GAAP Operating income %	20.3%	22.3%	21.1%	20.5%	20.9%

GAAP Income before income taxes	$32,108	$34,792	$34,783	$36,742	$35,463
Stock-based compensation expense	4,620	4,862	4,692	4,176	4,987
Accelerated depreciation	181	544	541	428	371
Lease termination charges	—	—	—	—	262
Purchase accounting amortization	—	—	—	—	121
Restructuring and other related charges	—	—	1,868	398	723
Non-GAAP Income before income taxes	$36,909	$40,198	$41,884	$41,744	$41,927

GAAP Income tax expense	$8,545	$8,868	$6,577	$8,033	$8,510
Income tax effect of stock-based compensation expense	1,382	1,532	1,342	1,223	1,437
Income tax effect of accelerated depreciation	39	116	124	90	88
Income tax effect of lease termination charges	—	—	—	—	57
Income tax effect of purchase accounting amortization	—	—	—	—	37
Income tax effect of restructuring and other related charges	—	—	600	103	270
Tax benefit from the expiration of certain statutes of limitations	—	—	2,071	—	935
Tax benefit from the retroactive reinstatement of the R&D tax credit	—	—	—	1,835	—
Non-GAAP Income tax expense	$9,966	$10,516	$10,714	$11,284	$11,334
Non-GAAP Income tax expense as a % of Non-GAAP Income before income taxes	27.0%	26.2%	25.6%	27.0%	27.0%

Summary of Unaudited Reconciliations of GAAP Measures to Non-GAAP Measures and other Unaudited GAAP Data (Continued)
($ in thousands, except per share data)
	Q113	Q213	Q313	Q413	Q114
GAAP Net income	$23,563	$25,924	$28,206	$28,709	$26,953
Stock-based compensation expense	4,620	4,862	4,692	4,176	4,987
Accelerated depreciation	181	544	541	428	371
Lease termination charges	—	—	—	—	262
Purchase accounting amortization	—	—	—	—	121
Restructuring and other related charges	—	—	1,868	398	723
Income tax effect	(1,421)	(1,648)	(4,137)	(3,251)	(2,824)
Non-GAAP Net income	$26,943	$29,682	$31,170	$30,460	$30,593

GAAP Diluted earnings per common share	$0.55	$0.61	$0.66	$0.67	$0.62
Stock-based compensation expense	0.11	0.11	0.11	0.11	0.11
Accelerated depreciation	—	0.01	0.01	0.01	0.01
Lease termination charges	—	—	—	—	0.01
Restructuring and other related charges	—	—	0.05	—	0.02
Income tax effect	(0.03)	(0.03)	(0.10)	(0.08)	(0.07)
Non-GAAP Diluted earnings per common share	$0.63	$0.70	$0.73	$0.71	$0.70

Shares used in diluted earnings per common share calculation	42,570	42,403	42,618	43,119	43,650

SUMMARY OF UNAUDITED GAAP DATA
($ in thousands)
Net revenues from unaffiliated customers:
Office and Contact Center	$134,033	$133,119	$139,449	$142,700	$151,183
Mobile	36,157	33,305	44,138	49,860	41,624
Gaming and Computer Audio	6,789	7,797	9,024	7,137	6,451
Clarity	4,386	5,059	4,791	4,482	3,560
Total net revenues	$181,365	$179,280	$197,402	$204,179	$202,818
Net revenues by geographic area from unaffiliated customers:
Domestic	$104,078	$107,513	$111,847	$113,009	$121,318
International	77,287	71,767	85,555	91,170	81,500
Total net revenues	$181,365	$179,280	$197,402	$204,179	$202,818

Balance Sheet accounts and metrics:
Accounts receivable, net	$108,300	$108,070	$112,677	$128,209	$120,903
Days sales outstanding (DSO)	54	54	51	57	54
Inventory, net	$58,932	$61,639	$66,905	$67,435	$65,314
Inventory turns	5.7	5.3	5.7	5.8	6.0